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                                                                    Exhibit 10.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

                                                                   WARRANT NO. 2

                                     WARRANT

                   TO PURCHASE SHARES OF CLASS A COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                         THE J.H. HEAFNER COMPANY, INC.

            THIS IS TO CERTIFY THAT THE 1818 MEZZANINE FUND, L.P. or its registered assigns (the "Purchaser"), is the owner of one million thirty-four thousand (1,034,000) Warrants (the "Warrants"), each of which entitles the registered holder thereof to purchase from THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), one fully paid, duly authorized and nonassessable share of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at any time or from time to time on or before 5:00 p.m., New York City time, on May 7, 2007 (subject to earlier expiration in certain events), at an exercise price of $.01 per share (the "Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.

            The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable"), which is initially one (1) share, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

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            Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 12 hereof or, if not therein defined, in the Note and Warrant Purchase Agreement.

            Section 1. Exercise of Warrant. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on May 7, 2007, but in any event no later than the date of the consummation of the earlier to occur of an IPO or a Sale Transaction upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate,
(b) a written notice stating that such holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable (i) in cash, (ii) by a certified or official bank check payable to the order of the Company or (iii) by surrender of the Notes in a principal amount at least equal to the Exercise Price (collectively, the "Warrant Exercise Documentation").

            As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

            The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or

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other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

            In case of the redemption of any Warrants pursuant to Section 3(b), the right of exercise shall cease and terminate, as to the Warrants to be redeemed, at the close of business on the date fixed for redemption, unless the Company shall default in the payment of the applicable redemption price for the Warrants to be redeemed.

            In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

            Section 2. Adjustments.

            (a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

                  (i) In case the Company shall at any time or from time to time after the Issue Date:

                        (A) pay a dividend or make a distribution on the
            outstanding shares of Common Stock in capital stock of the Company;

                        (B) subdivide the outstanding shares of Common Stock
            into a larger number of shares;

                        (C) combine the outstanding shares of Common Stock into
            a smaller number of shares; or

                        (D) issue any shares of its capital stock in a
            reclassification of the Common Stock;

      then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised

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      immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                  (ii) If after the Issue Date, the Company shall at any time or from time to time issue or sell (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than (A) shares of Common Stock issued upon exercise of the Warrants outstanding on the Issue Date, (B) up to 300,000 shares of Common Stock issued pursuant to an employee stock option plan, stock bonus plan, or other incentive compensation plan or award, each as approved by the Company's Board of Directors on or prior to the Issue Date, but not to the extent issued to Thomas J. Bonburg or any Family Member, (C) shares of Common Stock repurchased by the Company from stockholders following the Issue Date and which are subsequently reissued to Family Members within 360 days following such repurchase, at a price equal to or greater than the price at which such shares of Common Stock were repurchased and (D) shares issued as a result of adjustments made under agreements related to shares described in clauses (A), (B) and (C)) at a price per share that is less than the Current Market Price per share of Common Stock then in effect as of the record date or issue date, as the case may be, referred to in the following sentence (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock as equal to
      (x) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), in each case, other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 2, then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect on the day immediately prior to the Relevant Date by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised), and (2) the denominator of which

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      shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Company, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (y) in all other cases, on the date (the "issue date") of such issuance; provided, that if any convertible or exchangeable securities, options, warrants, or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 2(a)(ii) shall have expired or terminated without the exercise thereof, then the Number Issuable hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated. Solely for purposes of this clause (ii), (I) Common Stock shall include the Common Stock, par value $.01 per share, of the Company and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted and (II) if the provisions of any securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock are amended after the date of issuance so as to reduce the applicable conversion price, exchange price or exercise price such amendment shall be deemed to be a new issuance of such securities.

                  (iii) In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment is made under Section 2(a)(i) or dividends or other distributions received by or set aside for the benefit of the holders of Common Stock pursuant to Section 2(c) below) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Number Issuable is made

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      pursuant to Section 2(a)(i) or Section 2(a)(ii)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share of Common Stock less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator shall in no event be zero). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described in any of Section 2(a)(i) through 2(a)(iii), inclusive, or Section 2(b), then, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of the Warrants evidenced hereby).

                  (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 2% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 2% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                  (vi) The Company promptly shall deliver to each registered holder of Warrants at least five Business Days prior to effecting any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the Chief Executive Officer or an Executive Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

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                  (vii) Notwithstanding anything contrary contained in this
      Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in their discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its shareholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

            (b) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby, at least five Business Days prior to effecting any of the foregoing Transactions, a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this
Section 2(b) similarly shall apply to successive Transactions.

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            (c) Special Distributions. If the holder so elects by sending a
Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other property or assets, to holders of Common Stock (a "Special Distribution"), then the Board of Directors shall set aside the amount of such dividend or distribution that any holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution; provided, however, that the provisions of this Section 2(c) shall not be applicable to distributions (whether or not on a pro rata basis) of up to an aggregate of $300,000 in any calendar year so long as the Company, at the time of any such distribution, is in compliance with the covenants contained in Articles 9 and 10 of the Note and Warrant Purchase Agreement. Upon the exercise of a Warrant evidenced hereby, the holder shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this section 2(c), the Company shall as provided in Section 4 hereof notify each holder (not less than ten Business Days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution and the holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Number Issuable as provided in Section 2(a)(iii), shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.

            Section 3. Redemption.

            (a) Company's Right to Require Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

            (b) Holder's Right to Require Redemption. At the request of the holders of a majority in interest of the Warrants issued on the Issue Date pursuant to the Note and Warrant Purchase Agreement, made (i) upon a Change of Control (unless pursuant to such Change of Control all of the Capital Stock of the Company is being sold and the Purchaser is to receive in connection therewith (x) cash or (y) securities listed on the NYSE or quoted or listed on any other national securities exchange or the Nasdaq for its shares of the Common Stock of the Company (assuming exercise of any unexercised Warrants)),
(ii) after the fifth anniversary of the Issue Date (provided that, until the Senior Notes of the Company, due 2008, to be offered and sold on or about May 20, 1998 have been repaid in full, this clause (ii) shall not be operative and no such request shall be made) or (iii) after the seventh anniversary of the Issue Date, the Company shall redeem (unless otherwise prevented by law), at a redemption price equal to the Equity Value, all of the then outstanding Warrants; provided, however, that the right of the holders of the Warrants to require redemption pursuant to this Section 3(b) shall expire and be of no further force or effect upon the consummation of an IPO. Notice of a request for redemption pursuant to this Section 3(b) shall be sent in

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accordance with Section 13 of this Warrant and the Company shall redeem the
Warrants no later than the 180th day after the Company receives such notice (the "Redemption Date"). At any time on or after the Redemption Date, each holder of Warrants shall be entitled to receive its pro rata share of the Equity Value upon actual delivery to the Company or its transfer agent of such holder's Warrant Certificate or Certificates.

            Section 4. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i) or (ii) or would result in a Special Distribution pursuant to Section 2(c) hereof, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date (as defined in Section 2(a)(ii) hereof) or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 2(b) applies, the Company shall give at least ten Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

            Section 5. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such

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reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the holder of this Warrant so that it may prepare and file, in each case within five Business Days of a request by such holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such holder in connection with any such preparation and filing.

            Section 6. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

            Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be subject to compliance with Sections 9.14 and 9.15 of the Note and the Warrant Purchase Agreement and shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

            Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

            Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

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            Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered holder. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

            Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or the City of Atlanta, are authorized or required by law or executive order to close.

            "Business Value" shall mean the product of 6 times the EBITDA of the Company for the Calculation Period.

            "Calculation Period" shall mean the twelve month period ending on the last day of the most recently completed month preceding the date of notice of a request for redemption pursuant to Section 3(b).

            "Capital Lease Obligations" means, as to any Person, any obligation of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of the Notes, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

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                                                                              12


            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

            "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

            "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or quoted in the over-counter market, the Market Price on such date.

            "EBITDA" shall mean, with respect to any Person for any period, the sum of (a) Net Income for such period (excluding therefrom, to the extent included in determining Net Income, any items of extraordinary gain or loss, including net gains or losses on sale of assets other than asset sales in the ordinary course of business), (b) Interest Expense deducted from revenue in determining such Net Income, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income, (d) depreciation and amortization and all non-cash charges to the extent deducted from revenue in determining such Net Income, (e) the sum of all supplemental discretionary payments made to Ann Heafner Gaither, William H. Gaither and Susan Gaither Jones pursuant to Section 10.10(ii) of the Note and Warrant Purchase Agreement deducted from revenue in determining such Net Income, less (f) interest income and all non-cash items which increase such Net Income. For purposes of calculating (d) and (e) above, all items that would not be considered operating items in the ordinary course of business or would result in changes in long-term asset or liability accounts shall be excluded. All references contained herein to EBITDA of the Company shall be to the EBITDA of the Company and its Subsidiaries, determined on a consolidated basis.

            "Equity Value" shall mean the percentage of Common Stock of the Company on a fully diluted basis into which the unexercised Warrants are exercisable multiplied by the Redemption Value.

            "Exercise Price" shall have the meaning given it in the first paragraph hereof.

            "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

            "Funded Debt" means all Indebtedness for borrowed money of the Company and its Subsidiaries on a consolidated basis that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendable at the option of the debtor to a date more than on year from, the date of creation thereof (including an option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more), and includes any current maturities of any such Indebtedness.

            "GAAP" means generally accepted United States accounting principles in effect from time to time.

            "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Indebtedness" means as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

(f) all obligations under Capital Lease Obligations, (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation.

            "Interest Expense" shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period in accordance with GAAP consistently applied, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) any other capitalized interest of such Person determined in accordance with GAAP. All references contained herein to the Interest Expense of the Company shall be to the Interest Expense of the Company and its Subsidiaries, determined on a consolidated basis.

            "HSR Act" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended and the rules and regulations of the Federal Trade Commission promulgated thereunder.

            "Investment" means (i) the acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; and (ii) the making of any advance, loan or other extension of credit to, any Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any accounts receivable created in the ordinary course of business).

            "IPO" shall mean the initial public offering of the Company's Common Stock with gross proceeds of at least $25 million or representing at least 20% of the Common Stock on a fully diluted basis and such Common Stock is listed on the NYSE or quoted or listed on any other national securities exchange or the Nasdaq.

            "Issue Date" shall mean May 7, 1997.

            "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last sale price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by Nasdaq and reported by any member firm of the NYSE selected by the Company; or (d) if neither (a), (b) nor (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 33% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

            "Nasdaq" shall mean the National Market System of the Nasdaq Stock Market.

            "Net Income" shall mean for any period, the net income (loss) of any Person, determined in accordance with GAAP, after deducting all operating expenses, provisions for taxes and reserves and all other proper deductions in accordance with GAAP. All references contained herein to the Net Income of the Company shall be to the Net Income of the Company and its Subsidiaries, determined on a consolidated basis.

            "Notes" shall mean the Senior Subordinated Promissory Notes issued by the Company pursuant to the Note and Warrant Purchase Agreement.

            "Note and Warrant Purchase Agreement" shall mean that certain Subordinated Note and Warrant Purchase Agreement, dated as of May 7, 1997, between the Company and The 1818 Mezzanine Fund, L.P., as the same may be amended or modified from time to time in accordance with its terms.

            "Number Issuable" shall have the meaning given it in the second paragraph hereof.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Redemption Value" shall mean the Business Value plus the cash and Temporary Cash Investments of the Company and its Subsidiaries as of the last day of the Calculation Period minus the sum of the Funded Debt and Capital Lease Obligations of the Company and its Subsidiaries as of the last day of the Calculation Period.

            "Sale Transaction" means the merger or consolidation with or into another entity by the Company or the conveyance, transfer, lease or other disposition of (whether in one transaction or in a series of transactions) all or substantially all of the Company's assets (whenever acquired).

            "Special Notice" shall mean the notice sent by a holder to the Company indicating its preference to have any special distribution set aside for its benefit upon exercise of the Warrant.

            "Temporary Cash Investment" means any Investment in (i) United States Government Obligations, (ii) commercial paper rated at least A or the equivalent thereof by Moody's Investors Services, Inc. or a similar nationally recognized credit rating agency or (iii) time deposits (including certificates of deposit) with any bank or trust company which is organized, licensed or otherwise regulated under the laws of the United States or any state thereof, the long-term debt securities of which are rated at least A or the equivalent thereof by Moody's Investors Service, Inc. or a similar nationally recognized credit rating agency; provided, in each case, that such Investment matures within one (1) year from the date of acquisition thereof by the Company, or any of its Subsidiaries.

            "United States Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by the United States for the payment of which obligation the full faith and credit of the United States is pledged.

            "Warrant Exercise Documentation" shall have the meaning given it in
Section 1 hereof.

            Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Note and Warrant Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier if delivered by commercial overnight courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of May 14, 1998.

                           THE J.H. HEAFNER COMPANY, INC.


                           By: /s/ William H. Gaither
                               -------------------------------------------------
                               Name:  William H. Gaither
                               Title: President and Chief Executive Officer

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

            The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is ________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.


                                    Signature:


                                    ____________________________________


                                    Signature Guarantee:


                                    ____________________________________


Date: __________________________